Exhibit 4.1

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

SERIES B PREFERRED

PAR VALUE $0.0001

SERIES B PREFERRED

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

REG®

Renewable Energy Group®

Certificate Number

ZQ00000000

Shares

**000000******************

***000000*****************

****000000****************

*****000000***************

******000000**************

RENEWABLE ENERGY GROUP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &

MR. SAMPLE & MRS. SAMPLE

CUSIP 75972A 50 9

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

***ZERO HUNDRED THOUSAND

ZERO HUNDRED AND ZERO***

FULLY-PAID AND NONASSESSABLE SHARES OF SERIES B PREFERRED, $0.0001 PAR VALUE, OF transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

David Goh

President & CEO

Natalie

Secretary

RENEWABLE ENERGY GROUP, INC.

INCORPORATED

SEAL

2009

DELAWARE

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE SHAREOWNER SERVICES LLC

TRANSFER AGENT AND REGISTRAR,

By

AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

REG®

Renewable Energy Group®

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4

CUSIP XXXXXX XX X

Holder ID XXXXXXXXXX

Insurance Value 1,000,000.00

Number of Shares 123456

DTC 12345678 123456789012345

Certificate Numbers

1234567890/1234567890

1234567890/1234567890

1234567890/1234567890

1234567890/1234567890

1234567890/1234567890

1234567890/1234567890

Total Transaction

Num/No.

123456

Denom.

123456

Total

1234567